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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  January 17, 2001




                        XML - GLOBAL TECHNOLOGIES, INC.
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            (Exact name of registrant as specified in its charter)



    Colorado                            0-23391               84-1434313
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(State or other jurisdiction of    (Commission file         (IRS Employer
incorporation or organization)           number)            Identification
                                                                 No.)


  1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia, Canada V6J 1C7
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         (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (800) 201-1848
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         (Former name or former address, if changed since last report)

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ITEM 5:   OTHER EVENTS
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     On January 17, 2001, the Company completed the acquisition of BlueStream
Database Software Corporation, a British Columbia Canadian corporation ("BlueStream"), through a wholly-owned subsidiary named 620486 BC, Ltd., a Canadian corporation (the "Subsidiary"), which the Company formed for the purpose of making the acquisition.

     In the transaction, the Subsidiary acquired 100% of the outstanding shares of BlueStream in exchange for 100,000 shares of Series A Convertible Preferred Stock of the Subsidiary, $18,000 in cash, and a 120 day promissory note in the amount of $225,000 and assumption of a shareholder loan in the amount of $82,000. The 100,000 shares of Series A Convertible Preferred Stock of the subsidiary are exchangeable for 100,000 shares of common stock of the Company.

     James Tivy, the principal shareholder of BlueStream, entered into a two year employment agreement as Director of XML Database Development with XML - Global Research, Inc., another wholly-owned subsidiary of XML - Global Technologies, Inc.

     Through the acquisition, the Company acquired BlueStream's XML database software and other intellectual property which it plans to incorporate into its XML products and services.

     The acquisition does not constitute a significant subsidiary under Item 310 of Regulation SB and accordingly the Company will not be filing audited financial statements or pro forma financial information with respect to the acquisition.

ITEM 7:   EXHIBITS
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     (a)  Exhibits
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          Item Title
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          1.1  Agreement and Plan of Reorganization

          1.2  Employment Agreement with James Tivy

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         XML - GLOBAL TECHNOLOGIES, INC.



Date:    February 6, 2001          By: /s/ Peter Shandro
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                                       Peter Shandro, Chief Executive Officer